EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Northern Technologies International Corporation on Form S-8 relating to the Northern Technologies International Corporation 1994 Stock Incentive Plan of our report dated November 20, 1998, appearing in the Annual Report on Form 10-KSB of Northern Technologies International Corporation for the fiscal year ended August 31, 1998.



/S/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
November 20, 1998